UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2025

CONMED CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-39218	16-0977505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

11311 Concept Blvd

Largo, Florida 33773

(Address of principal executive offices, including zip code)

(727) 392-6464

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	CNMD	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On June 10, 2025, CONMED Corporation, a Delaware corporation (“CONMED”), and its subsidiary Linvatec Nederland B.V., a Netherlands private limited company (besloten vennootschap), entered into the Eighth Amended and Restated Credit Agreement (the “Credit Agreement” ), among CONMED, the Foreign Subsidiary Borrowers (as defined therein) from time to time parties thereto, the several banks and other financial institutions or entities from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent. The Credit Agreement amends and restates a credit agreement dated as of July 16, 2021 (as such credit agreement had been previously amended, the “Existing Credit Agreement”).

The Credit Agreement provides CONMED with the following secured facilities: (a) a $550.0 million U.S. dollar revolving credit facility, (b) a $100.0 million multicurrency revolving credit facility and (c) a $100.0 million term loan facility. The proceeds of the term loan facility were drawn and used on the closing date of the Credit Agreement to repay the amounts outstanding under the term loan facility provided under the Existing Credit Agreement. CONMED also drew $16.0 million of the revolving credit facilities on the closing date of the Credit Agreement in order to repay in full amounts outstanding under the Existing Credit Agreement’s revolving credit facilities.

The Credit Agreement amends and restates the Existing Credit Agreement to, among other things, (i) extend the maturity of the term loan and revolving credit facilities to June 10, 2030, (ii) adjust the term loan repayment schedule to reflect the extended maturity date, (iii) remove the fixed charge coverage ratio covenant and introduce a minimum interest coverage ratio which shall be not less than 2.75 to 1.00, tested on a quarterly basis, (iv) remove mandatory prepayments in case of excess cash flow, and (v) remove credit spread adjustments for certain relevant rates and update the applicable interest rate margins accordingly prior to the first adjustment date, as defined in the Credit Agreement, to be (A) 1.125% per annum, in the case of Term Benchmark Loans, (B) 0.125% per annum, in the case of ABR Loans, and (C) 1.125% per annum, in the case of Loans denominated in Sterling.

The Credit Agreement contains customary covenants for transactions of this type, including financial covenants that are similar to those contained in the Existing Credit Agreement, namely: (i) a consolidated senior secured leverage ratio, as defined in the Credit Agreement, that must be maintained at a level of not greater than 3.75 to 1.00, with certain step-ups available at the election of CONMED in the event of a material acquisition, as defined in the Credit Agreement; and (ii) a consolidated total leverage ratio, as defined in the Credit Agreement, that must be maintained at a level of not greater than 5.50 to 1.00, with certain step-ups available at the election of CONMED in the event of a material acquisition, as defined in the Credit Agreement. Further, as described above, the Credit Agreement has a minimum interest coverage ratio, as defined in the Credit Agreement, which shall be not less than 2.75 to 1.00. The Credit Agreement also includes a minimum liquidity covenant that will commence on the date that is 91 days prior to the earliest scheduled maturity date of CONMED’s convertible notes that requires CONMED to maintain liquidity, as defined in the Credit Agreement, of at least $75 million plus the aggregate principal amount of the early maturing debt, as defined in the Credit Agreement, so long as the aggregate principal amount of such early maturing debt exceeds $200 million.

The Credit Agreement provides for customary events of default, including failure to pay any principal or interest when due, failure to comply with covenants, any representation made by CONMED proving to be incorrect, defaults relating to other indebtedness of at least $50.0 million in the aggregate, judgments not covered by insurance in excess of $50.0 million in the aggregate being rendered against CONMED or its subsidiaries, the acquisition by any person of more than 40% of the outstanding common stock of CONMED, and the incurrence of certain ERISA liabilities that would reasonably be expected to have a material adverse effect.

Borrowings under the Credit Agreement are secured by assets and rights of CONMED and certain of its subsidiaries. In connection with its execution and delivery of the Credit Agreement, CONMED also entered into the Amended and Restated Guarantee and Collateral Agreement (the “Guarantee and Collateral Agreement”), pursuant to which the obligations under the Credit Agreement are guaranteed by certain of CONMED’s subsidiaries and secured by liens on the assets of CONMED and the guarantors. The Guarantee and Collateral Agreement guarantees the obligations of any group member of all unpaid principal, interest, and other obligations under the Credit Agreement and related documents.

The foregoing description of the Credit Agreement and the Guarantee and Collateral Agreement does not purport to be complete and is subject to and qualified in its entirety by, the full text of the Credit Agreement and the Guarantee and Collateral Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is incorporated by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are included herewith:

Exhibit No.	Description

10.1	Eighth Amended and Restated Credit Agreement, dated as of June 10, 2025, among CONMED Corporation, the foreign subsidiary borrowers from time to time party thereto, the several lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

10.2	Amended and Restated Guarantee and Collateral Agreement, dated as of June 10, 2025, made by CONMED Corporation and certain of its subsidiaries in favor of JPMorgan Chase Bank, N.A., as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CONMED CORPORATION
(Registrant)

By:	/s/ Todd W. Garner
Name:	Todd W. Garner
Title:	Executive Vice President, Finance & Chief Financial Officer

Date: June 16, 2025